UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JULY 2, 2004
Date of Report (Date of earliest event reported)

TURBODYNE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-21391	95-4699061
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

6155 Carpinteria Avenue,
Carpinteria, California	93013
(Address of principal executive offices)	(Zip Code)

(805) 684-4551
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

Increase in Authorized Capital

Turbodyne Technologies, Inc. (the “Registrant”) filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada on July 2, 2004, for the purpose of increasing the number of authorized shares of the Registrant’s common stock, par value $0.001, from 150,000,000 to 1,000,000,000. The amendment to the Registrant’s authorized capital was approved by the Registrant’s stockholders on June 30, 2004.

Approval of Private Placement

The Registrant’s board of directors have approved an offering to accredited investors of up to 10,000,000 shares of the Registrant’s common stock at a price of $0.10 per share for total proceeds of up to $1,000,000 (the “Offering”). The Offering is intended to be completed pursuant to Rule 506 of Regulation D of the Securities Act of 1933. The Offering will be sold by the directors of the Registrant. There is no assurance that the Offering or any part of it will be completed.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits.

Exhibit	Description

3.1	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on July 2, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBODYNE TECHNOLOGIES, INC.

Date: July 9, 2004
	By:	/s/ Andrew Martyn-Smith

ANDREW MARTYN-SMITH
Chief Executive Officer,
Chief Financial Officer,
President and Treasurer